UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Authentidate Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2010

To the stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on May 19, 2010 at 10:00 a.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing five (5) Directors to Authentidate’s board of directors;

2.	Adopting the 2010 Employee Stock Option Plan;

3.	Ratifying the appointment of Eisner LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

4.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on April 6, 2010 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of stockholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders on May 19, 2010

The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/authentidate/2010.

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: April 14, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

PROXY STATEMENT

for

Annual Meeting of Stockholders

To Be Held on May 19, 2010

This proxy statement and the accompanying form of proxy have been mailed on or about April 14, 2010 to the stockholders of record of shares of common stock as of April 6, 2010, of AUTHENTIDATE HOLDING CORP., a Delaware corporation, in connection with the solicitation of proxies by the board of directors of Authentidate for use at the annual meeting of stockholders to be held at 10:00 a.m. (Eastern time) at the company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on Wednesday, May 19, 2010 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On April 6, 2010 (the “Record Date”), there were issued and outstanding 38,427,837 shares of common stock and 28,000 shares of Series B Preferred Stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders. Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the five (5) persons nominated by the board of directors;

2.	FOR the adoption of the 2010 Employee Stock Option Plan;

3.	FOR the ratification of Eisner LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

4.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum

Under our bylaws, a majority of our outstanding shares of common stock as of the Record Date must be present at the meeting, either in person or by proxy, in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of determining whether there is a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Vote required

Election of directors is by plurality vote, with the five nominees receiving the highest vote totals to be elected as directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of directors.

Approval of the adoption of the 2010 Employee Stock Option Plan (the “2010 Plan”) and the ratification of the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010 requires the affirmative vote by holders of at least a majority of the shares of Authentidate’s common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The board of directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Manner of Voting

Stockholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below. For shares held in street name, please refer to the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

If you choose to vote in person, you can attend the annual meeting and cast your vote in person.

If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for the board of directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with our proposal to approve the 2010 Plan and to ratify the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the nominees for director, FOR the approval of the 2010 Plan and FOR the ratification of Eisner LLP as our independent registered public accounting firm for fiscal 2010.

Shares held in Street Name

If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Similarly, if you do not instruct your bank or broker how to vote on proposal 2 (approval of the 2010 Plan), no votes will be cast on your behalf on such proposal. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the company’s independent registered public accounting firm (proposal 3 of this proxy statement).

Revocation of Proxies

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the secretary of Authentidate either in writing prior to the annual meeting or in person at the annual meeting, by submitting a proxy bearing a later date or by voting in person at the annual meeting. Revocation is effective only upon receipt of such notice by our corporate secretary. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2009, including financial statements, accompanies this proxy statement. Our principal executive offices are located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our telephone number is (908) 787-1700.

Recommendation of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR election of the nominees of the board (see PROPOSAL 1);

•	FOR approval of the adoption of the 2010 Plan (see PROPOSAL 2); and

•	FOR the ratification of Eisner LLP as our independent registered public accounting firm for fiscal 2010 (see PROPOSAL 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the board of directors shall be between three and fifteen persons, as determined by the board of directors. Following the election of Harry J. Silverman to our board in November 2009, our board of directors currently consists of six members elected for a term of one year and until their successors are duly elected and qualified. However, on March 25, 2010, Charles C. Johnston notified us of his decision not to stand for reelection to our board. Accordingly, based on the recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated the five persons listed below in the table captioned “Nominees and Executive Officers” for election at this annual meeting to serve for a term of one year and until their successors are duly elected and qualified. All of the nominees for director being voted upon at the annual meeting are directors standing for re-election.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the board of directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The board of directors knows of no reason to anticipate this will occur.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the board of directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the board of directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since
Nominees for Director
J. Edward Sheridan	74	Chairman of the Board of Directors	1992
J. David Luce	48	Director	2003
Ranjit C. Singh	57	Director	2005
John J. Waters	64	Director	2004
Harry J. Silverman	51	Director	2009

Executive Officers
O’Connell Benjamin	60	President	N/A
William A. Marshall	57	Chief Financial Officer, Treasurer and Principal Accounting Officer	N/A

Business Experience of Nominees

J. Edward Sheridan joined our board of directors in June 1992 and was appointed as Chairman of the Board on March 2, 2009. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College. Mr. Sheridan also serves as Director—Total Energy Development in the office of the Secretary of Defense.

J. David Luce joined our board of directors in February 2003. From 1990 to August 2009, Mr. Luce was a Senior Vice President of Fixed Income Sales with Barclays PLC (formerly Lehman Brothers). Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce has served on the board of directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

Ranjit C. Singh joined our board of directors in January 2005. Presently, Mr. Singh is the President and Chief Executive Officer of CSR Group, a consulting firm. Previously, Mr. Singh was the President and Chief Executive Officer of Aptara, Inc. (formerly known as TechBooks), from February 2003 until July 2008. From February 2002 to February 2003, he served as President and Chief Executive Officer of Reliacast Inc. Prior to that, he was President and Chief Operating Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. From December 2001 until June 2007, Mr. Singh was the Chairman of the board of directors of Ultralife Batteries, Inc. Mr. Singh who first became a director of Ultralife Batteries in August 2000, continues to currently serve as a director and presently serves as the Chair of the Strategy and Business Development and Compensation Committees of Ultralife Batteries’ board and served on the Governance Committee of its board from 2007-2008. Mr. Singh graduated in 1974 from the University of Bath, U.K. and received a M.S. in 1975 from the University of Bath. Mr. Singh earned a M.B.A. from Worcester Polytechnic Institute in 1986.

John J. Waters joined our board of directors in July 2004 and served as our Executive Vice President— Chief Administrative Officer from July 2004 through January 1, 2006. From October 2006 through April 2008, Mr. Waters served as the Chief Financial Officer, Treasurer and a director of Avantair. From December 2005 to September 2006, Mr. Waters served as a consultant to Avantair. From 1967 to August 2001, Mr. Waters held various positions at Arthur Andersen LLP, including Partner in Charge—Entertainment Industry Program; Partner in Charge—Manufacturing Industry Program; and Partner in Charge (Audit)—Transaction Advisory Industry Program. Upon his retirement from Arthur Andersen LLP in August 2001 he formed John Waters Consulting LLC, an entity that provides merger and acquisition services to several private equity organizations primarily located in New York City. Mr. Waters has served on the board of directors of iGambit, Inc. since November 2009 and is the Chairman of the compensation Committee of its board. Mr. Waters received a bachelor’s degree in Business Administration from Iona College and is a Certified Public Accountant.

Harry J. Silverman joined our board of directors in November 2009. Mr. Silverman presently acts as an independent financial consultant. From 1993 to December 2005, Mr. Silverman served as the Executive Vice President and Chief Financial Officer of Domino’s Pizza and in such capacity was responsible for all finance, treasury and accounting functions, as well as performing an integral role in the strategic management of the company. Mr. Silverman became CFO in 1993 and through 1998 also led Domino’s Human Resources, Information Services, Legal, Safety and Security and Risk Management teams. Mr. Silverman retired from Domino’s in December 2005 after overseeing the company’s initial public offering in 2004, its $1.1 billion restructuring in 2003 and the sale of the company to Bain Capital in 1998. Mr. Silverman joined Domino’s Pizza in 1985 as a regional controller based in Chicago, Illinois. He was promoted to National Operations Controller in 1988, and in January 1990, became Corporate Controller. Prior to joining Domino’s, he was an auditor with Grant Thornton LLP, working on several major NYSE accounts. Mr. Silverman earned a BS in accounting from the University of Illinois in 1980. He previously served as a member of the board of directors of Authentidate from December 2003 until May 2004. He currently serves on the board of The Wellness Community of Southeast Michigan and previously served on the boards of Domino’s Pizza and Able Laboratories.

Qualifications of Nominees

Our Nominating and Corporate Governance Committee has evaluated and recommended each of the five directors currently standing for election at the annual meeting. The following table summarizes highlights the specific experience, qualifications, attributes or skills of the director nominees that led our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director of Authentidate:

Nominees	Relevant Experience and Qualifications
J. Edward Sheridan	Significant leadership, business and financial experience, including previously serving as Vice President and Chief Financial Officer of AMF and Fairchild Industries. Breadth of knowledge about Authentidate’s business given service on our board since 1992 and current service as Chairman.

J. David Luce	Significant business and financial experience, including serving as Senior Vice President with Barclays Capital (formerly Lehman Brothers) and background in private investment banking. Breadth of knowledge about Authentidate’s business as a result of service on our board since 2003.

John J. Waters	Significant business, accounting and financial experience, including previously serving as Chief Financial Officer of Avantair, Inc. and various executive positions at Arthur Andersen LLP. Breadth of knowledge about Authentidate’s business as a result of service on our board since 2004 and as a former executive officer of our company.

Ranjit C. Singh	Significant leadership and business experience, including previously serving as President and Chief Executive Officer of Aptara, Inc. (formerly known as TechBooks), and service on the board of Directors of Ultralife Batteries, Inc., including serving as the Chairman of the board of Ultralife for approximately six years. Breadth of knowledge about Authentidate’s business as a result of service on our board since 2005.

Harry J. Silverman	Significant business, accounting and financial experience arising from service as Executive Vice President and Chief Financial Officer of Domino’s Pizza, service on the board of directors of Domino’s Pizza and Able Laboratories and prior auditing experience as an auditor with Grant Thornton, LLP.

Business Experience of Executive Officers

O’Connell (Ben) Benjamin was appointed President of Authentidate Holding Corp. on November 26, 2007. Prior to that he led our technology team from January 1, 2005 when he joined the company as Senior Vice President-Products and Technology and has been the chief architect of many of our technology initiatives. Mr. Benjamin started his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent’s spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Prior to joining us, Mr. Benjamin was actively involved as an advisor and equity investor in software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

William A. Marshall joined Authentidate Holding Corp. as Chief Financial Officer and Treasurer in February 2006. Mr. Marshall brings more than 25 years of experience as a Chief Financial Officer, audit partner and senior management advisor to Authentidate. He served as Chief Financial Officer and Treasurer for NEON Communications, Inc., a former publicly traded provider of optical networking solutions, from September 2001 to January 2005, when the company was acquired. As part of a planned reorganization, in June 2002, NEON filed a petition under Chapter 11 of the U.S. Bankruptcy Code, from which it was discharged in December 2002. From September 1999 to September 2001, he was Chief Financial Officer and Treasurer for Vitts Networks, Inc., a provider of high-speed Internet communications. In connection with the telecom industry downturn, Vitts Networks filed a Chapter 11 petition in December 2000 and was liquidated during 2001. From 1995 to September 1999, he served as Chief Financial Officer and Treasurer for Viisage Technology, Inc., a software technology company where he led the company’s initial public offering in 1996. From 1987 through 1994, Mr. Marshall was a Partner at KPMG LLP where he provided audit, accounting, financial and SEC reporting, business advisory, public offering and merger and acquisition services for a variety of growing middle market companies. Prior to 1987, Mr. Marshall held various positions in audit and business advisory services at KPMG LLP. Mr. Marshall has a B.S. in Accounting from Elizabethtown College in Pennsylvania and is a Certified Public Accountant.

Senior Management

Our senior management team is as follows:

Name	Age	Office
Paul Skinner	49	Vice President—Sales and Client Services
Jan C. Wendenburg	50	President, Authentidate International AG

Paul Skinner, our Vice President—Sales and Client Services, joined us on March 27, 2006. Previously, Mr. Skinner served as corporate Vice President for Dendrite International, Inc. from 2001 to 2006. Dendrite is a global solutions-based technology company servicing the pharmaceutical industry. During his tenure, Mr. Skinner led the strategy and execution of Dendrite’s content and analytics sector. From 2001 to 2002, he was Vice President, Business Development for the company. Mr. Skinner is a former Lieutenant of the Royal Navy and graduated from Dartmouth College (UK) in 1980.

Jan C. Wendenburg has been the President and Chief Executive Officer of Authentidate International, AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

Meetings of the Board of Directors; Independence

During the fiscal year ended June 30, 2009, our board of directors met on eleven occasions. No member of the board of directors attended less than 75% of the aggregate number of (i) the total number of meetings of the board of directors or (ii) the total number of meetings held by all committees of the Board of Directors. Our independent directors meet in executive sessions periodically during the course of the year.

Our board of directors currently consists of six individuals, all of whom are non-employee directors and five of whom are independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. We have determined that our independent directors are currently J. Edward Sheridan, Charles J. Johnston, Harry J. Silverman, John J. Waters and Ranjit C. Singh. Our board determined on August 6, 2009, in connection with its approval of an award of 500,000 options to Mr. Luce that Mr. Luce would no longer satisfy the independence criteria of The Nasdaq Stock Market following such grant as such grant was in consideration for services rendered in connection with our Express MD Solutions joint venture.

Committees of the Board

The board of directors presently has four committees:

•	Audit Committee,

•	Management Resources and Compensation Committee,

•	Nominating and Corporate Governance Committee, and

•	Executive Committee.

Audit Committee. The members of the Audit Committee are presently Charles C. Johnston, J. Edward Sheridan, John J. Waters and Harry J. Silverman. Each of these persons served as the members of this committee for our 2009 fiscal year except for Mr. Silverman, who was elected to board in November 2009 and appointed to the Audit Committee in January 2010. Mr. Johnston currently serves as Chairman of this committee. Mr. Sheridan had served as Chairman of this committee until May 20, 2009. Each of these individuals is currently an independent member of our board of directors. During fiscal 2009, we determined that Mr. Waters was not independent due to his former position as our Executive Vice President-Chief Administrative Officer, which he held from July 2004 through January 1, 2006. We had appointed Mr. Waters to our Audit Committee pursuant to the exception provided by Nasdaq Marketplace Rule 4350 (d)(2)(B) due to the exceptional and limited circumstances caused by the resignation of a former member, Mr. Roger Goldman, from our board on November 8, 2007 and in the best interests of the company and its stockholders. In addition, the board of directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership set forth in Rule 10 A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our board of directors adopted a Restated and Amended Charter governing the activities of the Audit Committee, which is available on our corporate website at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Audit”. During the fiscal year ended June 30, 2009, the Audit Committee met on four occasions.

Audit Committee Financial Expert. Our board of directors has determined that Audit Committee member J. Edward Sheridan is our audit committee financial expert, as defined under applicable SEC regulations, and is an independent member of our board.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are currently J. Edward Sheridan, Ranjit C. Singh and Harry J. Silverman, each of whom is an independent member of our board of directors. Mr. Luce had served as the Chairman and a member of this committee until August 6, 2009 following the board’s determination that he no longer satisfied the applicable independence criteria. Following Mr. Luce’s departure from this committee, Mr. Sheridan was named as the Chairman of the Management Resources and Compensation Committee. Mr. Silverman was appointed to this committee in January 2010. Messrs. Sheridan, Singh and Luce had served as the members of this committee during our 2009 fiscal year with Mr. Luce serving as the Chairman of this committee. The functions of this committee include administration of our employee stock option plans and the negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2009, this committee held two meetings and acted on written consent on one occasion. The charter of the Management Resources and Compensation Committee is available on our corporate website at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Management Resources and Compensation”.

Nominating and Corporate Governance Committee. The members of this committee are Ranjit Singh, Charles C. Johnston, J. Edward Sheridan and Harry J. Silverman. Mr. Singh currently serves as the Chairman of this committee. Mr. Luce served as a member of this committee until August 6, 2009 following the board’s determination that he no longer satisfied the applicable independence criteria. For our 2009 fiscal year, the members of this committee consisted of Messrs. Sheridan, Johnston and Luce. Our former Chairman, F. Ross Johnson, who resigned from the board in February 2009 served as Chairman of this committee during the 2009 fiscal year until his resignation, at which time Mr. Sheridan was appointed Chairman of this committee and Mr. Singh was appointed to serve as a member of this committee. Mr. Silverman was appointed to this committee in January 2010. Our board of directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our web site at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Nominating and Corporate Governance”. Pursuant to its charter, this committee’s tasks include reviewing and recommending to the board issues relating to the board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the board’s compliance with its fiduciary duties to the company and its stockholders; and making recommendations regarding proposals submitted by stockholders. During the fiscal year ended June 30, 2009, this committee held one meeting.

Executive Committee. We established our Executive Committee on December 7, 2005. The members of this committee are J. Edward Sheridan, Ranjit Singh and John Waters. Mr. Sheridan currently serves as Chairman of this committee. The primary purpose of this committee is to exercise the authority of the board when the board is not in session, subject to certain limitations. For example, the Executive Committee may not: (i) make, alter or repeal any by-law or any resolution or resolutions of the directors designating an Executive Committee; (ii) elect, appoint or remove any executive officer or director; (iii) approve any transaction in which any member of the Executive Committee may have a direct or indirect interest; (iv) approve the borrowing of any money greater than $500,000 per transaction in the aggregate; (v) approve any agreement to acquire the entirety or majority of any business or major assets of any other person or entity; (vi) change our principal business; (vi) designate or authorize the issuance of any shares of preferred stock; (vii) undertake a private placement or financing transaction involving debt or equity securities in excess of $500,000; or (viii) vary, by more than 10%, any budget previously approved by the board. During the fiscal year ended June 30, 2009, this committee did not meet.

Our board had established a Special Committee on May 9, 2007. This committee was terminated following the termination of our proposed merger with Parascript LLC in January 2009. The members of this committee were Messrs. Waters, Singh, Luce and Sheridan. Mr. Waters served as Chairman of this committee. The primary purpose of the Special Committee was to evaluate potential significant transactions affecting our company and to make recommendations to the full board regarding any such transaction. During the fiscal year ended June 30, 2009, this committee met on two occasions.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Ethics and Conduct, and charters for the committees of the board of directors. The corporate governance page can be found at www.authentidate.com, by clicking on “about us—corporate governance.”

Corporate Governance Policies

Our board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

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All members of our substantive board committees—the Audit Committee, the Management Resources and Compensation Committee, and the Nominating and Corporate Governance Committee—are independent, subject to the limited exceptions provided by the corporate governance requirements of the Nasdaq Stock Market;

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In the event the board elects to appoint the chief executive officer as the Chairman of the Board, the board shall also appoint an independent member of the board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties;

•	The independent members of the board meet regularly without the presence of other directors;

•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

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We have adopted a code of ethics and conduct that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

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The board and its committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Board Leadership Structure

As stated above, in the event the board elects to appoint the chief executive officer as the Chairman of the Board, the board shall also appoint an independent member of the board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties. Presently, our board is comprised solely of non-employee directors and our Chairman, J. Edward Sheridan, is an independent director. Mr. Sheridan has served as Chairman since February 2009.

Board’s Role in Oversight of Risk.

The board of directors does not have a separate risk oversight body but rather manages risk directly. The board of directors mitigates risks through discussing with management the appropriate level of risk for the company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks. Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. In addition, each of the other committees of the board of directors considers risks within its area of responsibility.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of Authentidate’s industry. Although the company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the board of directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the board of directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the board of directors at that time.

Our policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our corporate secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the board. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees are expected to be present at the annual meeting of stockholders. During the annual meeting of stockholders held on May 20, 2009, all of our directors were present.

Stockholders may contact the board of directors or a specified individual director by writing to the secretary of the company at Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our corporate secretary will relay all such communications to the board of directors, or individual members, as appropriate.

Code of Ethics and Conduct

On July 31, 2003, our board of directors approved our Code of Ethics and Conduct. Our Code of Ethics and Conduct covers all our employees and directors, including our President and Chief Financial Officer. During the fiscal year ended June 30, 2009, we did not waive any provisions of the Code of Ethics and Conduct. Our Code of Ethics and Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended

June 30, 2003. We have also posted our Code of Ethics and on our web site at www.authentidate.com, and may be found as follows:

1.	From our main Web page, first click on “About Us”

2.	Then click on “Corporate Governance”

3.	Next, under “Corporate Governance,” click on “Code of Ethics”

We will post any amendments to or waivers from our Code of Ethics and Conduct at that location.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2009 fiscal year.

Director Compensation

Our non-executive directors are compensated as follows.

•	The annual director fee for our non-executive directors is $15,000;

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Committee chairmen are paid an additional annual fee as follows: (a) Chairman of the Board—$25,000 per annum; (b) Chairman of the Audit Committee—$15,000 per annum; and (c) other committee Chairmen—$5,000 per annum;

•	Our Audit Committee financial expert receives an additional annual fee of $10,000; and

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Meeting fees for our independent directors are $1,500 for each in person meeting of the board of directors, and $1,500 for each in person meeting of a committee of the board of directors. Meeting fees for conference calls are $750 per meeting. Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

Under the 2001 Director Plan, as amended, our non-executive directors receive 40,000 stock options upon being elected to the board and have the ability to purchase up to $100,000 restricted shares of our common stock at a per share purchase price of 80% of the fair market value of our common stock during the initial twelve month period following their election to the board. Our non-executive directors also receive options to purchase 10,000 shares for each year of service under the 2001 Director Plan. The 2001 Director Plan provides that upon the termination of service of a director, options granted under such plan shall terminate on the second anniversary of the date of termination of service. Notwithstanding the foregoing, (A) if termination of service is due to optionee’s death or permanent disability (as determined by the board), the option shall terminate on the earlier of the expiration date of such option or 12 months following the date of death or termination for permanent disability and (B) if an optionee is removed from the board for cause, as determined by the board, the option awards held by such optionee would terminate immediately upon removal. A summary of non-executive director compensation for the fiscal year ended June 30, 2009 is as follows:

Summary of Non-Executive Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
F. Ross Johnson (2)	$20,000	$20,000	$3,050	$—	$—	$—	$43,050
J. Edward Sheridan	$64,769	$—	$3,050	$—	$—	$—	$67,819
Charles J. Johnston	$31,731	$—	$3,050	$—	$—	$—	$34,781
J. David Luce	$13,750	$12,763	$3,050	$—	$—	$—	$29,563
Ranjit C. Singh	$21,202	$7,875	$3,050	$—	$—	$—	$32,127
John J. Waters (5)	$43,175	$43,175	$3,050	$—	$—	$—	$89,400

(1)	As of June 30, 2009, each of our current directors had the following number of Director Plan options outstanding: Mr. Sheridan—70,000; Mr. Johnston—70,000; Mr. Luce—77,500; Mr. Singh—77,500; and Mr. Waters—20,000.
(2)	On February 24, 2009, Mr. F. Ross Johnson resigned from the board and his position as non-executive Chairman of the board. As of June 30, 2009 Mr. Johnson had 82,500 options outstanding.
(3)	On May 20, 2009, our stockholders approved an amendment to our 2001 Director Plan to provide, among other things, that our non-executive directors shall have the option to elect to receive up to 100% of their cash director compensation in restricted shares of common stock. Prior to the approval of this amendment, the non-executive directors were permitted to elect to receive up to 50% of cash director compensation in restricted shares of the common stock. For the year ended June 30, 2009 the following directors elected to receive a portion of their cash director fees in shares of common stock. The number of shares of common stock issued for fiscal 2009 to each director is as follows: Mr. Johnson 59,038, Mr. Luce 32,159, Mr. Singh 25,272 and Mr. Waters 108,160, respectively.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 computed in accordance with FASB ASC Topic 718, and thus may include amounts from awards granted in and prior to 2009. A discussion of the methods used to calculate these values may be found in Note 2 to our Consolidated Financial Statements contained elsewhere in our Annual Report on Form 10-K.
(5)	Mr. Waters resigned from service to us as our Chief Administrative Officer effective January 2006 but has remained on our board. See Item 13 “Certain Relationships and Related Transactions” for a description of his separation agreement.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, Eisner LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and Authentidate’s independent registered accounting firm;

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reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

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discussed with management and the independent registered public accountants the quality and adequacy of the company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

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discussed with the independent auditors the auditors’ independence from management and the company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; and

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based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the board of directors of Authentidate Holding Corp.:

Charles Johnston, J. Edward Sheridan, Harry J. Silverman and John Waters

Vote Required and Board Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

ADOPTION OF 2010 EMPLOYEE STOCK OPTION PLAN

At the meeting, Authentidate’s stockholders will be asked to consider and vote upon a proposal to adopt the 2010 Employee Stock Option Plan (the “2010 Plan”) which will permit us to provide stock option awards to our employees, consultants and other eligible participants. If approved by our stockholders, the 2010 Plan will serve as our primary equity incentive plan for our employees and other eligible participants. The board of directors unanimously approved the 2010 Plan on January 20, 2010, subject to stockholder approval. The 2010 Plan, if approved, will provide us with meaningful flexibility in rewarding our employees and those other individuals who provide significant services to us. The board determined to adopt the 2010 Plan since the company’s primary employee compensation plan, the 2000 Employees Stock Option Plan (the “2000 Plan”), will expire this year. Holders of unexercised options granted under the 2000 Plan will be able to exercise those options in accordance with the terms of such grants, until the expiration date set forth in their option certificates.

Purposes of the 2010 Plan

The 2010 Plan is intended to provide qualifying employees and other eligible participants with equity ownership in Authentidate, thereby strengthening their commitment to our success, promoting the identity of interests between our stockholders and such employees and consultants and stimulating their efforts on our behalf, and to assist us in attracting and retaining talented personnel. The company believes that, assuming approval of this proposal, the ratio of the number of shares available for awards under the 2010 Plan in relation to the number of outstanding shares of common stock would be within the range of outstanding shares ratios for comparable companies. The 2010 Plan requires us to obtain our stockholders’ approval before adding additional shares to the 2010 Plan (there will be no automatic replenishment of authorized shares).

If the 2010 Plan is approved, we will grant stock option awards to employees and other eligible participants under the 2010 Plan. All awards will be subject to the approval of the Management Resources and Compensation Committee of our board of directors. The board believes that the adoption of the 2010 Plan is in the best interests of Authentidate and its stockholders. As of the date of this proxy statement, the company has not approved specific option grants under the 2010 Plan.

The board of directors believes that the 2010 Plan is necessary for us to attract and retain capable persons to serve as employees of the company. The board believes that the company competes with numerous other companies for a limited number of talented persons. As a result the company needs to be able to provide incentives to such persons. It is the board’s opinion that the grant of stock options has several attractive characteristics, both to employees and the company, which make such grants more attractive than raising the level of cash compensation. First, granting stock options provides an incentive to individuals because they share in the growth of the company. The company benefits because these persons will be more motivated to work for the company’s success. Second, the grant of options preserves the company’s cash resources. Finally, the grant of options aligns the interest of our stockholders and employees by promoting the identity of their interests. Thus, to compete with other companies for qualified persons, many of which companies are better financed than us, we expect that our equity compensation program will help us attract and incentivize our employees and other eligible participants.

Summary of 2010 Plan

The following is a summary of the principal provisions of the 2010 Plan. This summary is qualified in its entirety by reference to the full text of the 2010 Plan, which is included as Exhibit A hereto.

Shares Reserved for Issuance. The 2010 Plan includes an initial reserve of 10,000,000 shares of our common stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2010 Plan. As under the 2000 Plan, options granted under the proposed 2010 Plan may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“NQSOs”).

Administration. The Management Resources and Compensation Committee of our board of directors (the “Committee”) will administer the 2010 Plan. The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 2010 Plan and of any awards granted thereunder and to modify awards granted under the 2010 Plan. A compensation committee of the board must consist of at least two or more members of the board, all of whom, may qualify as “outside directors” as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code of 1986 and as “non-employee directors” under Section (b)(3)(i) of Rule 16b-3, under the Exchange Act. The Committee has the discretion to determine the eligible persons to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or NQSOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2010 Plan and to establish and amend rules and regulations relating thereto.

Duration, Amendment and Termination. The 2010 Plan was initially approved by our board on January 20, 2010 and will expire on such date in 2020, unless sooner terminated by the board of directors. In addition to the power to terminate the 2010 Plan at any time, the board of directors also has the power to amend the 2010 Plan; provided, no amendment to the 2010 Plan may be made without stockholder approval if (a) stockholder approval is required under the listing requirements of any securities exchange or national market system on which our equity securities are listed or (b) the amendment would (i) increase the total number of shares reserved under the 2010 Plan, (ii) change the minimum option prices set forth in the 2010 Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 2010 Plan, or (iv) materially modify the requirements as to eligibility under the 2010 Plan.

Eligibility. The 2010 Plan provides that awards may be granted to employees, officers, consultants, members of the board of directors and others providing services to Authentidate and its subsidiaries, as the Committee may determine. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has discretion to select the participants.

Terms of Options. As discussed above, the Committee determines many of the terms and conditions of awards granted under the 2010 Plan, including whether an option will be an ISO or NQSO. An option designated as an ISO is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO’s are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2010 Plan):

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Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant.

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Exercise Price: Each stock option agreement states the exercise price, which with respect to an ISO, may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder). Exercise prices of NQSO options may be less than such fair market value. The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of legal consideration. The 2010 Plan will also include a requirement that option holders that wish to pay for the exercise price of their option with shares of the company’s common stock must have beneficially owned such stock for at least six months prior to the exercise date.

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Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2010 Plan generally expire three months after the termination of the participant’s service to Authentidate, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause, the participant’s options will expire upon termination. In addition, under the 2010 Plan, the Committee would have the authority to extend the time period within which the holder of a NQSO would be permitted to exercise the option after the termination of his or her employment.

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Change of Control: Subject to any decision by the board of directors or Committee to provide otherwise at the time an option is granted or subsequent thereto, each outstanding option granted under the 2010 Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby shall vest unconditionally on the first day following the occurrence of a change in control transaction, as defined in the 2010 Plan.

Transferability. During a participant’s lifetime, an option may be exercisable only by the participant and options granted under the 2010 Plan and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law, the Committee may permit a recipient of a NQSO to (i) designate in writing during the participant’s lifetime a beneficiary to receive and exercise such NQSO in the event of such participant’s death or (ii) transfer a NQSO. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the 2010 Plan shall be null and void.

Adjustments. In the event any change is made to the common stock issuable under the 2010 Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve of the 2010 Plan and to the number of shares and the exercise price of the common stock subject to outstanding awards.

Federal Income Tax Implications of the 2010 Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2010 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2010 Plan, nor does it cover state, local or non-U.S. taxes. Recipients of awards under the 2010 Plan, as amended from time to time, are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to their awards.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the company is not entitled to a deduction.

NQSOs. In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Tax Treatment of Authentidate

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the federal income tax code, we will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2010 Plan.

New Plan Benefits

No awards have been granted to date under the 2010 Plan. The amount of awards to be received by any individual under the 2010 Plan, or that would have been received by any individual under the 2010 Employee Plan if it would have been in effect during the last fiscal year, is not determinable at the present time, as all such determinations under the 2010 Plan are to be made by the committee administering the plan in its sole discretion.

Vote Required and Board Recommendation

Approval of this proposal to adopt the 2010 Plan requires the affirmative vote of a majority of the votes cast at the annual meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADPOPTION OF THE 2010 EMPLOYEE STOCK OPTION PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Eisner LLP has served as our independent registered public accounting firm since 2005. The Audit Committee has reappointed Eisner LLP as our independent registered public accountants for the fiscal year ending June 30, 2010, and has further directed that management submit the selection of Eisner LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of Eisner LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Eisner LLP as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2010. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders and the company. Representatives of Eisner LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee of the board of directors of Authentidate has selected Eisner LLP, as its independent registered public accounting firm for the current fiscal year. During the 2009 fiscal year, the audit services provided by Eisner LLP consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the years ended June 30, 2009 and 2008, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended June 30,
	2009	2008
Audit Fees (1)	$330,000	$329,000

Total	$330,000	$329,000

(1)	Audit services consist of audit work performed on financial statements, audit work performed on internal control over financial reporting, reviews of Annual Reports on Form 10-K, reviews of financial statements and related Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consents for registration statement filings and responding to SEC comment letters on annual and quarterly filings. During the fiscal years ended June 30, 2009 and 2008, all reported amounts were for services provided by Eisner LLP.

Our independent registered public accounting firm did not provide any audit-related, tax or other services during the fiscal years ended June 30, 2009 and 2008. Our Audit Committee has determined that the services provided by our independent registered public accounting firms and the fees we expensed for such services has not compromised the independence of our independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Pursuant to Section 10A (i) (2) of the Securities Exchange Act of 1934, we are responsible for listing the non-audit services approved by our Audit Committee to be performed by our independent registered public accounting firm. During the fourth quarter of fiscal 2009, the Audit Committee did not pre-approve the performance of any non-audit services by Eisner LLP.

Permitted non-audit services are pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee. The Audit Committee has not authorized our independent registered public accounting firm to provide any additional non-audit services.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of Eisner LLP as our independent registered public accounting firm for fiscal 2010. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010 AS DESCRIBED IN THIS PROPOSAL NO. 3.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following discussion of the company’s executive compensation and related information is as of June 30, 2009, unless otherwise specifically stated below.

Compensation Discussion and Analysis

The board of directors, the Management Resources and Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the board making the final determination with respect to executive compensation. The goal of our executive compensation program is to provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our President, Chief Financial Officer and certain of our other most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to herein as the Named Executive Officers.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

•	attract and retain talented and experienced executives necessary to achieve our strategic objectives in the highly competitive and dynamic industry in which we compete;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value;

•	to increase our company’s long-term profitability and, accordingly, increase stockholder value; and

•

provide a competitive compensation package in which a significant portion of total compensation is determined by company and individual results and the creation of stockholder value; and foster a shared commitment among executives by coordinating their company and individual goals.

In order to help attract, motivate and retain highly qualified managers and executives, we attempt to ensure that our compensation decisions are competitive with the market. We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a large portion of our employees, not just our executives. Those awards have been primarily in the form of options to purchase common stock.

Further, our executive pay practices incorporate performance based mechanisms to link executive pay to overall company performance over both the long and short term to facilitate value creation for our stockholders. It is our practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through stock option grants that are subject to vesting generally over three years. Through annual and long-term incentives, a significant portion of the total potential compensation of our executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company.

Our compensation program is designed to foster a long-term commitment by management. The Management Resources and Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to Authentidate by our management team. Thus, the vesting schedules attributable to equity grants are typically three years.

In determining the forms of compensation to be used, the Management Resources and Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors.

Our Executive Compensation Program

Our executive compensation consists of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. We structured cash incentive bonuses to be primarily tied to the achievement of predetermined company and individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable fiscal year, at the time of or shortly following their engagement by our company), on an individualized basis.

The Management Resources and Compensation Committee did not retain outside consultants during the 2009 fiscal year to assist it in implementing these policies or making specific decisions relating to executive compensation. However, the Management Resources and Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that may compete with Authentidate for the services of its executives and employees and that information is a factor used by the Management Resources and Compensation Committee in its decisions and in its general oversight of compensation practices. However, the Management Resources and Compensation Committee does not use that information to generate specific compensation amounts or targets. Instead, in each compensation decision, the Management Resources and Compensation Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to the company of specific individuals.

With respect to 2009 compensation, the Management Resources and Compensation Committee took into account recommendations made by the Chairman of the board and President of Authentidate with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with the Chairman of the board and the President the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for the other executives. Authentidate’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Management Resources and Compensation Committee regarding these matters.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives during fiscal 2009 based on a number of factors including:

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	our executives’ performance during the fiscal year in general and as measured against predetermined company and individual performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation and performance at our company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation program. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

Base Salary

Our approach is to pay our executives a base salary that is competitive with those of other executive officers in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be adjusted in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance and experience; (ii) our performance as a company; (iii) the functions performed by the executive officer; (iv) past salary; and (v) changes in the compensation peer group in which we compete for executive talent. Discretion is used to determine the weight given to each of the factors listed above and such weight may vary from individual to individual and the Management Resources and Compensation Committee may decline to assign relative weight or ranking to these factors, in its discretion. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and annual adjustments, if any, to the base salary of our Named Executive Officers are analyzed within the context of the terms and conditions of such employment agreements. Although evaluations of and recommendations as to base salary are made by the Management Resources and Compensation Committee and senior management, the ultimate determination is made by the board of directors. Salary levels for each of our Named Executive Officers, other than the President, were also based in part upon evaluations and recommendations made by our President.

To the extent that we have entered into employment agreements with our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors. We have entered into employment agreements with each of Messrs. Benjamin, Marshall and Wendenburg, the terms of which are summarized below.

During the fiscal year ended June 30, 2009, the base salary of Mr. Benjamin averaged $267,500, reflecting a decrease of $67,500 effective April 1, 2009 in connection with the renewal of his employment agreement, as discussed in greater detail below under the caption “Employment Agreements with Named Executive Officers—O’Connell Benjamin”. During fiscal 2009, the base salary of Mr. Marshall was $260,000, reflecting no change from the rate we compensated him during fiscal 2008. During fiscal 2009, the base salary of Mr. Wendenburg was 210,000 Euros, reflecting no change from the rate we compensated him during fiscal 2008.

Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance as measured against predetermined company and individual goals covering operations, business development and commercialization, and corporate and financial achievements. These goals are recommended by senior management to the Management Resources and Compensation Committee, and then by the Management Resources and Compensation Committee to the board of directors, at the beginning of each year. The goals are ultimately set by the board of directors. If a Named Executive Officer joined our company during a particular year, these performance goals are established at the time of or shortly following their employment. The primary objective of our cash incentive bonuses is to motivate and reward our Named Executive Officers for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals that are specifically tailored for each executive. In addition, we may reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.

We establish the target amount of our cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time. At the end of each year, the Management Resources and Compensation Committee evaluates the performance of each executive officer and provides to the board its recommendation for the amount of the cash incentive bonus to be paid to each such executive for that year, with the board making the final determination as to the amount of the cash incentive bonus.

Based upon the employment agreements that they have entered into with us, Messrs. Benjamin, Marshall and Wendenburg are each entitled to a bonus of up to 50% of their base salary, contingent on the achievement of certain financial metrics. Our Management Resources and Compensation Committee has neither determined nor awarded bonus amounts for our 2009 fiscal year to our Named Executive Officers. Pursuant to Mr. Benjamin’s new employment agreement with us, he is entitled to a bonus of 50% of base salary in the event that the company achieves Breakeven Operations; or (ii) a change of control occurs prior to December 31, 2009. Breakeven Operations is defined in his employment agreement as a calendar month of operations prior to December 31, 2009, for which the company shall not have suffered a loss from consolidated operations excluding (i) “extraordinary items” of gain or loss as that term shall be defined in generally accepted accounting principles; (ii) any gains or profits realized from the sale of any assets outside the ordinary course of business; and (iii) executive bonuses, but including base salary of executives. For the purposes of calculating the bonus, base salary shall include any retroactive base salary increase as provided for in his agreement. Messrs. Benjamin, Marshall and Wendenburg received no bonus for their performance for fiscal 2008 or 2007. During our 2007 fiscal year we paid, Messrs. Benjamin, Marshall and Wendenburg bonus amounts of $24,000, $48,438 and $53,050, respectively, which amounts were either earned under their employment agreements or for their performance for fiscal 2006. Because Mr. Marshall joined us in the middle of the 2006 fiscal year, his bonus for 2006 was prorated to reflect the portion of the year he worked for us. As noted above, the amount of the bonus paid to each Named Executive Officer also reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year.

Long-Term Equity Incentive Compensation

We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of stock options are designed to align the executive officer’s interest with that of our stockholders. To assist us in retaining executives and encouraging them to seek long-term appreciation in the value of our stock, the benefits of the awards generally are not immediately realizable by the grantee as the awards vest over a specified period, usually three years, and therefore an employee must remain with us for a specified period to enjoy the full potential economic benefit of an award. We may consider as one of a number of factors the level of an executive officer’s realizable compensation from awards granted in prior years when making decisions with respect to awards to be granted to that executive officer for the most recently ended fiscal year.

Based on the stage of our company’s development and the incentives we are trying to provide to our executives, we have currently chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by us.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant with the balance then vesting in equal monthly installments over the following two year period. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive.

Options are generally exercisable for a limited period of time after termination of employment (other than termination for cause) if vested, subject to certain rights that were negotiated in connection with the employment agreements we entered into with our Named Executive Officers. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. However, each of our executive officers has a significant number of exercisable options. Stock option awards are made pursuant to our 2000 Employees Stock Option Plan (the “2000 Plan”). See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under the 2000 Plan is based on the fair market value of our common stock on the grant date and the Management Resources and Compensation Committee may set the exercise price of the options granted to our Named Executive Officers other than our President at a price greater than the fair market value in order to reinforce the incentive nature of the award.

In addition to periodically granting performance-based stock options, we also granted options to certain of our Named Executive Officers at the time of their hiring as an incentive to accept employment with us or to renew their employment with us, as in the case of Mr. Benjamin. For instance, as part of the employment arrangements we entered into with Messrs. Benjamin and Marshall when they joined our company, we granted

Mr. Benjamin options to purchase 135,000 shares of common stock and Mr. Marshall options to purchase 300,000 shares of common stock. We also granted Mr. Benjamin options to purchase 100,000 shares of common stock in connection with his promotion to President in November 2007 and options to purchase 400,000 shares of common stock in connection with the renewal of his employment contract for calendar 2009. The options initially granted to Mr. Benjamin are exercisable at $6.28 per share, the options granted to him in connection with his promotion are exercisable at $1.25 per share and the options granted to him in connection with the renewal of his employment contract are exercisable at $0.39 per share. The options granted to Mr. Marshall are exercisable at $4.50 per share.

Awards granted under the 2000 Plan are based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at other companies in the compensation peer group; (v) general corporate performance; (vi) the President’s recommendations; (vii) the current stock price; and (viii) individual contribution to the success of our financial performance. However, the 2000 Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Management Resources and Compensation Committee, in consultation with senior management and the board of directors, of the past as well as the anticipated future performance and responsibilities of the individual in question. Awards to executive officers are first reviewed and approved by the Management Resources and Compensation Committee, which then makes a recommendation for final approval by our board of directors. Option grants to executives other than the President are approved by the Management Resources and Compensation Committee based upon recommendations made by the President based upon the individual executive’s performance and market data relating to option grants to individuals occupying similar positions at comparably situated companies.

During fiscal 2009, the only option award we granted to a Named Executive Officer was the award of 400,000 options granted to Mr. Benjamin in connection with the renewal of his employment agreement with us. This award was structured as a hybrid of time-based and performance vesting in order to most-properly align the interests of Mr. Benjamin with those of the company and its stockholders. Under this award, the options vest as follows: 133,333 shall vest upon the company achieving Breakeven Operations, as defined above; 133,334 shall vest if the company realizes quarterly revenue of at least $1,800,000 from the sales of Inscrybe software and maintenance services prior to the end of the 2009 calendar year; and the remainder shall vest over time in the following increments—(i) 44,445 shall vest upon issuance, (ii) 44,444 shall vest on the first anniversary of issuance and (iii) 44,444 shall vest on the second anniversary of issuance.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance and a 401(k) plan. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Generally, we do not provide any special reimbursement for perquisites, such as country clubs, corporate aircraft, living or security expenses, for our employees or for any executive officers. However, in the employment agreements entered into with our Named Executive Officers, we agreed to pay the following amounts as additional compensation: our employment agreement with Mr. Marshall provided that in connection with his relocation, he received an expense allowance of $75,000 for reimbursement of relocation and living expenses and any unused balance of this allowance was payable as a cash award by January 31, 2007; and our employment agreement with Mr. Wendenburg, provides that we provide him a monthly payment of 1,500 Euros to cover automobile and related expenses.

Pension Benefits. We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may elect to adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.

Nonqualified Deferred Compensation. None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.

Severance and Change of Control Arrangements. As discussed more fully in the section below entitled “Payments Upon Termination or Change in Control”, certain of our named executive officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a company competing in a highly competitive and dynamic industry, such as ours.

Policies Regarding Tax Deductibility of Compensation. Within our performance-based compensation program, we aim to compensate the Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. We consider these requirements in our compensation determinations. We do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in fiscal 2009 will exceed that limit.

Summary of Executive Compensation

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our President, our Chief Financial Officer, and certain of our other executive officers (the “Named Executive Officers”), during the fiscal year ended June 30, 2009, 2008 and 2007:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (3)	Stock Awards ($)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
O’Connell Benjamin, President (1) (2)	2009	$267,500	$—	$—	$31,900	$—	$—	$—	$299,400
	2008	$260,000	$—	$—	$91,500	$—	$—	$—	$351,500

William A. Marshall, Chief Financial Officer and Treasurer	2009	$260,000	$—	$—	$35,800	$—	$—	$—	$295,800
	2008	$260,000	$—	$—	$44,500	$—	$—	$—	$304,500
	2007	$260,000	$48,438	$—	$44,500	$—	$—	$62,412	$415,350

Jan C. Wendenburg, Chief Executive Officer, Authentidate International, A.G. (5)	2009	$287,987	$—	$—	$11,900	$—	$—	$22,357	$322,244
	2008	$310,835	$—	$—	$41,100	$—	$—	$26,075	$378,009
	2007	$278,515	$53,050	$—	$41,100	$—	$—	$23,127	$395,792

(1)

Mr. Benjamin was appointed to office of President effective November 26, 2007. The amounts shown in the table reflect the compensation Mr. Benjamin received in fiscal 2008 and onwards as President starting January 1, 2008 and in his former function as Senior Vice President—Product Development. The compensation Mr. Benjamin received as Senior Vice President—Product Development included in these amounts was as follows: Salary—$115,000; option awards—$84,600.

(2)	On May 6, 2009, we entered into a new employment agreement with our President Mr. Benjamin. The agreement is effective January 1, 2009 for an initial term expiring December 31, 2009. Mr. Benjamin’s base salary is $290,000 per annum from January 1, 2009 to March 31, 2009 and effective as of April 1, 2009, Mr. Benjamin’s base salary will be reduced to $222,500. However, Mr. Benjamin’s base salary under the agreement will be retroactively increased to the rate of $357,500 in the event either (i) the company achieves breakeven operations (as defined in the employment agreement) prior to the end of the 2009 calendar year or (ii) a change of control (as defined in the employment agreement) occurs prior to December 31, 2009. Mr. Benjamin shall receive a bonus of 50% of his base salary if (i) the company achieves breakeven operations by the end of the 2009 calendar year or (ii) upon the occurrence of a change of control prior to such date. In such an event, the base salary upon which the bonus is calculated will include any retroactive increase to Mr. Benjamin’s base salary.
(3)	Messrs. O’Connell, Marshall and Wendenburg are entitled to receive a performance-based bonus of up to 50% of their base salary if certain performance targets are met, pursuant to their respective employment agreements with us. As of date of the Annual Report, no bonus amounts for fiscal 2009 have been determined or awarded. No amounts were paid for fiscal 2008 and 2007. The amounts included in the table represent amounts earned for fiscal 2006 that were paid in fiscal 2007.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year computed in accordance with FASB ASC Topic 718, and thus may include amounts from awards granted in and prior to 2009. A discussion of the methods used to calculate these values may be found in Note 2 to the Consolidated Financial Statements in the Annual Report on Form 10-K.
(5)	Annual salary, bonus and other compensation amounts are paid in Euros. Amounts reported are based on Euros converted to US dollars at an average exchange rate of 0.7292, 0.6756 dollars and 0.7617 dollars for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.
(6)	Other compensation for Mr. Wendenburg includes automobile and related expenses and for Mr. Marshall temporary living expenses.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended June 30, 2009 to the Named Executive Officers.

		Estimated Future Payouts Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)
O’Connell Benjamin (1)	5/6/09	$—	$—	$—	$—	$—	$—	—	400,000	$0.39	$82,000

(1)	The options granted on May 6, 2009 vest as follows: 133,334 shares will vest in the event the company realizes at least $1,800,000 of quarterly revenues from sales of its Inscrybe software and services prior to the end of the 2009 calendar year; 133,334 shares will vest on the company achieving breakeven operations by December 31, 2009; and of the remaining 133,334 shares, 33.3% shall vest on the date of grant and thereafter the balance will vest in equal installments of 33.3% on each of the next two anniversaries of the grant date.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation table and the Grants of Plan Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to our Named Executive Officers upon the termination of his employment or a change-in-control of our company.

On February 18, 2010, we entered into agreements with each of O’Connell Benjamin, our President, and William A. Marshall, our Chief Financial Officer, in order to implement a compensation modification program approved by the Management Resources and Compensation Committee of the board of directors. Pursuant to these agreements, both our President and our Chief Financial Officer agreed to accept a reduction in their base salary to 85% of their current base salary until such time as we achieve Cash Flow Breakeven. Pursuant to these agreements, the term “Cash Flow Breakeven” is defined to mean that the company has achieved positive cash flow from operations for two consecutive fiscal quarters ending no later than the end of the fiscal quarter ending September 30, 2011, determined by reference to the revenues and other amounts received by the company from its operations; provided, however, that the term “cash flow from operations” shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, including without limitation, the land and building located at 2165 Technology Drive, Schenectady, New York, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved.

In consideration for their agreement to accept a reduction in their base salary, we granted such officers options to purchase such number of shares of common stock as is equal to 15% of their base salary. Accordingly, we granted our President 43,500 options and our Chief Financial Officer 39,000 options. The options were granted under the company’s 2000 Plan, are exercisable for a period of ten (10) years at a per share exercise price of $1.01 and shall only vest and become exercisable upon either the date determined that the company achieves Cash Flow Breakeven or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in the employment agreements previously entered into between us and our President and Chief Financial Officer.

O’Connell Benjamin

Effective as of November 26, 2007 Mr. O’Connell Benjamin became our President, in connection with his promotion, Mr. Benjamin’s base salary was increased to $290,000 effective January 1, 2008 and he was entitled to a discretionary performance-based bonus for the 2008 fiscal year in the discretion of our Management Resources and Compensation Committee. Mr. Benjamin was also granted options to purchase 100,000 shares of our common stock at an exercise price of $1.25. These options vest over a three year period commencing on the first anniversary of the date of grant and expire ten years from the grant date. We entered into a new employment agreement with Mr. Benjamin in May 2009 which provides for an initial term of one year through December 31, 2009. The following is a summary of Mr. Benjamin’s employment agreement:

•	From January 1, 2009 through March 31, 2009, Mr. Benjamin’s base salary shall be $290,000 per annum. Effective as of April 1, 2009, Mr. Benjamin’s base salary will be reduced by $67,500 to $222,500.

•

In the event that either the company achieves cash-flow breakeven (as defined in the agreement) or a change of control (as defined in the agreement) occurs prior to the end of the 2009 calendar year, Mr. Benjamin’s base salary will be retroactively increased by $135,000.

•

Bonus of 50% of base salary if (i) the cash-flow breakeven is achieved by the end of the 2009 calendar year or (ii) upon the occurrence of a change of control prior to such date. In such an event, the base salary upon which the bonus is calculated will include any retroactive increase to Mr. Benjamin’s base salary.

•

Grant of options to purchase 400,000 shares of our common stock at an exercise price equal to the fair market value of the company’s common stock on the date of execution of the new employment agreement. This option grant will vest as follows: 133,334 shares will vest on the company recognizing $1,800,000 of quarterly revenues from sales of its Inscrybe software and services prior to the end of the 2009 calendar year; 133,333 shares will vest on the company achieving cash-flow breakeven by December 31, 2009; and of the remaining 133,333 shares, 33.3% shall vest on the date of grant and thereafter the balance will vest in equal installments of 33.3% on each of the next two anniversaries of the grant date.

•	Mr. Benjamin will continue to be entitled to a severance payment of 12 months in accordance with the terms of his 2009 employment agreement.

•

In the event of the termination of Mr. Benjamin’s employment without “cause”, or for “good reason”, or if upon the expiration of the employment agreement his employment is not renewed, the conditions to the vesting of any outstanding equity incentive awards granted Mr. Benjamin prior to the effective date of the employment agreement shall be deemed void and all such awards shall be immediately and fully vested and exercisable. Further, any stock option awards then outstanding shall be deemed amended so as to remain exercisable for the duration of their term.

•

The employment agreement will contain confidentiality obligations that survive termination and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Benjamin’s employment.

William A. Marshall

Mr. Marshall, our Chief Financial Officer and Treasurer entered into an at-will employment agreement with Authentidate effective as of February 15, 2006. The following is a summary of Mr. Marshall’s employment agreement:

•	Annual base salary of $260,000.

•

Annual bonus targeted at 50% of base salary, in the discretion of the board, or if the Board so designates, the Management Resources and Compensation Committee of the board, based on the annual performance of the company, except that the bonus for the fiscal year ending June 30, 2006 shall be guaranteed, pro rata , from the date his employment commenced. Mr. Marshall was also provided with an allowance of $75,000 for reimbursement of temporary living and relocation expenses and will be covered by health and similar benefits made available to the company’s senior management.

•

Grant of options to purchase 300,000 shares of our common stock at an exercise price of $4.50, which options vest as follows: 100,000 shares vest on the one-year anniversary of the date of grant and the balance of 200,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the company, in equal amounts over the subsequent 24 months.

•	Mr. Marshall will be entitled to a severance payment of 12 months in accordance with the terms of his employment agreement.

•

With respect to the options granted to Mr. Marshall, in the event his employment is terminated by the company without “cause” or by him for “good reason,” then all options granted to him shall become immediately fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option. In the event Mr. Marshall’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event that Mr. Marshall terminates his employment other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Marshall’s employment.

Jan C. Wendenburg

On June 29, 2007, Authentidate Holding Corp. and its wholly-owned subsidiary Authentidate International, AG, entered into a new one year service agreement with Mr. Jan C. Wendenburg, the Chief Executive Officer of Authentidate International, AG. The service agreement was effective as of July 1, 2007 and was renewed for one year effective July 1, 2008 and July 1, 2009 with no changes. The following is a summary of Mr. Wendenburg’s agreement:

•	Annual base salary of €210,000.

•

Commencing with the fiscal year beginning July 1, 2007, and for each fiscal year during the term of the service agreement, the Supervisory Board of Authentidate International, AG shall establish an Executive Bonus Plan for the CEO, which will provide for the payment of a bonus of up to a maximum of 50% of the base salary. The bonus shall be contingent on the achievement of certain financial metrics to be established by the Supervisory Board. In the event the financial metrics are not achieved, the amount of the bonus, if any, shall be determined by the Supervisory Board in its sole discretion.

•	Mr. Wendenburg shall be eligible to receive equity based compensation in the sole discretion of the Management Resources and Compensation Committee of the board of directors of the company.

•

For the duration of a one year post-contractual restriction of competition, Mr. Wendenburg shall be entitled to compensation amounting to 50% of his base salary in effect at the time of termination; provided, however, such non-competition compensation shall be credited towards the severance payment payable to Mr. Wendenburg following termination of his employment.

•	Authentidate Holding Corp. agreed to guarantee Authentidate International’s obligations with respect to the payment of Mr. Wendenburg’s base salary, severance payment and disability payment.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Wendenburg’s employment. In accordance with the requirements of German law, in the event of the “extraordinary termination” of the service relationship for “important reasons”, the party terminating the relationship shall have the right to terminate the post-contractual non-competition covenant, in which event we will have no further obligation to pay the non-competition compensation.

Stock Option Plans

Employee Stock Option Plan

In March 2001, our stockholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provides for the grant of options to purchase up to 5,000,000 shares of our common stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon exercise of the options granted or which may be granted under the 2000 Plan. In March 2004, our stockholders approved an amendment to the 2000 Plan to increase the number of options which we can grant pursuant to the 2000 Plan to 10,000,000 shares.

Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of June 30, 2009, there were outstanding an aggregate of approximately 3,648,000 options under the 2000 Plan, with exercise prices ranging from $0.26 to $7.28. The 2000 Plan is administered by the Management Resources and Compensation Committee designated by our board of directors. This committee has the discretion to determine:

•	the eligible employees to whom, and the times and the price at which, options will be granted;

•	whether such options shall be ISOs or Non-ISOs;

•	the periods during which each option will be exercisable; and

•	the number of shares subject to each option.

The board or committee shall have full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

Under the 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 2000 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The “fair market value” will be the closing price of our common stock as reported on the Nasdaq Stock Market, or if our common stock is not quoted by Nasdaq, as reported by a market maker of our common stock, or if the common stock is not quoted by any of the above, by the board of directors acting in good faith.

Non-Executive Director Stock Option Plans

In January 2002, our stockholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the board and an option to purchase 10,000 shares each September 1st thereafter, pro rata, based on the time the director has served during the prior year. The term non-executive director refers to those of our directors who are not otherwise a full-time employee of Authentidate or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock.

In February 2004, our stockholders approved two amendments to the 2001 Director Plan. First, stockholders approved an amendment to the 2001 Director Plan to increase the size of the option awards to eligible directors upon being initially elected or appointed to the board to 40,000 options. Second, our stockholders approved an amendment to the 2001 Director Plan to provide that non-executive directors, upon joining the board and for a period of one year thereafter, will be entitled to purchase restricted stock from us at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000.

On January 17, 2007, at our Annual Meeting of Stockholders our stockholders approved the adoption of the following material amendments to our 2001 Director Plan:

•	Modifies the terms of the option awards previously and to be granted to non-executive directors to provide that all awards expire ten years from the date of grant.

•

Modifies the terms of the option awards previously and to be granted to non-executive directors to provide that in the event of a non-executive director’s termination of service as a director, other than for cause or in the case of death or disability, the options held by such director shall terminate two years from the date of termination of service, but in no event later than the stated expiration date of an option award.

•

Provide that non-executive directors shall have the option to elect to receive up to 50% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of the company’s common stock. The number of shares of restricted stock that would be issued to a director would be computed by dividing the cash amount to be converted into shares of restricted stock by the fair market value of the company’s common stock as of the date the fees are earned. The closing price of the company’s common stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the common stock which may be issued in lieu of the fees paid for service as a director during such period. On May 20, 2009, at our annual meeting of stockholders our stockholders approved an amendment to increase this percentage to 100%.

There is no aggregate cap on the number of options which may be granted under the 2001 Director Plan. This provides us with greater flexibility in expanding the board of directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. Since the amount, timing and terms of options granted under the 2001 Director Plan are non-discretionary, the imposition of a cap on the number of options which may be granted under the 2001 Director Plan would only serve to increase the burden of administering the 2001 Director Plan.

As of June 30, 2009, there were 470,000 options outstanding under the 2001 Director Plan. The options outstanding have exercise prices ranging from $0.58 to $10.58. On September 1, 2009, we granted an aggregate of 50,000 options to our non-employee directors pursuant to the 2001 Director Plan. These options have an exercise price of $1.15.

The exercise price for options granted under the 2001 Director Plan is 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by Nasdaq, or if our common stock is not quoted by Nasdaq, the closing bid price as reported by a market maker of our common stock, or if the common stock is not quoted by any of the above by the board of directors acting in good faith. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 Director Plan, expires ten years from the date of grant. The 2001 Director Plan must be administered by either our full board of directors or a committee of the board consisting of not less than two officers who are not entitled to participate in the Director Plan. The administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the 2001 Director Plan. Options granted under the 2001 Director Plan are not qualified for incentive stock option treatment.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2009 with respect to the Named Executive Officers.

Name	Outstanding Equity Awards At Fiscal Year-End Options Awards					Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O’Connell Benjamin	135,000 50,000 30,556 50,000 44,445	— — 19,444 50,000 355,555	(3) (3) (4)	6.28 4.50 1.36 1.25 0.39	01/03/15 08/23/15 08/07/17 12/04/17 05/05/19	— — — — —	— — — — —	— — — — —	— — — — —
William A. Marshall	300,000 30,556	— 19,444	(3)	4.50 1.36	02/15/16 08/08/17	— —	— —	— —	— —
Jan C. Wendenburg	150,000 25,000 30,556	— — 19,444	(3)	4.54 4.50 1.36	03/15/12 08/23/15 08/08/17	— — —	— — —	— — —	— — —

(1)	Each stock option grant reported in the table above was granted under, and is subject to, our 2000 Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Payments Upon Termination or Change in Control” below. If a Named Executive Officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements With Named Executive Officers” above.
(2)	Effective January 17, 2007, we amended all of the outstanding options held by our employees solely to modify the expiration date to be ten years from the original grant date.
(3)	Vesting schedule is one third of the grant on the one year anniversary of the date of the grant and monthly thereafter over the remaining twenty-four months.
(4)	This option grant vests as follows: 133,333 shares will vest in the event the company realizes at least $1,800,000 of quarterly revenues from sales of its Inscrybe software and services prior to the end of the 2009 calendar year; 133,334 shares will vest on the company achieving breakeven operations by December 31, 2009; and of the remaining 133,333 shares, 33.3% shall vest on the date of grant and thereafter the balance will vest in equal installments of 33.3% on each of the next two anniversaries of the grant date.

Options Exercised and Stock Vested

None of our Named Executive Officers exercised any stock options during the 2009 fiscal year.

Pension Benefits

None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Payments upon Termination or Change-in-Control

The discussion and tables below reflect the estimated benefits that would be paid or accrue to each of the Named Executive Officers in the event of the following hypothetical scenarios:

•	termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of a company);

•	termination for cause;

•	upon an executive’s disability; or

•	in the event of the executive’s death.

O’Connell Benjamin

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Benjamin’s employment is terminated as a result of his death, Mr. Benjamin or his estate, as applicable, would receive any accrued but unpaid, base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Benjamin’s employment is terminated as a result of disability, Mr. Benjamin or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment of 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, Mr. Benjamin’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable in accordance with the terms of the 2000 Plan.

Cause. If Mr. Benjamin’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. In the event of termination for cause, all stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date. In the event of termination without good reason,, options vested as of the date of termination may be exercised for a limited period in accordance with the terms of the 2000 Plan.

Without Cause or for Good Reason. If Mr. Benjamin’s employment is terminated without cause, by Mr. Benjamin for good reason, or either (1) we fail to timely notify him or our intent to renew his agreement or (2) after providing such notice, we fail to reach an agreement on a new employment agreement with him prior to the expiration date, then we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) pay a severance payment equal to 12 months of his base salary in effect on the termination date, but in no event less than $290,000; (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of such a termination event, the options granted to Mr. Benjamin prior to the date of his new employment agreement will be deemed vested and shall be exercisable for the duration of their original term. In the event of such a termination, the options granted under the new employment agreement will be exercisable in accordance with the terms of the 2000 Plan.

Change of Control. In the event of a change of control, Mr. Benjamin shall have the right to terminate his employment with us for any reason within a limited period of time of such change of control and such termination shall be deemed for good reason. In such an event, we would be required to pay Mr. Benjamin the amounts described in the immediately preceding paragraph.

Employee Covenants. In his employment agreement, Mr. Benjamin agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Benjamin also agreed, during the term of the agreement and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Benjamin agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

William A. Marshall

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Marshall’s employment is terminated as a result of his death, Mr. Marshall or his estate, as applicable, would receive any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Marshall’s employment is terminated as a result of disability, Mr. Marshall or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment equal to 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, Mr. Marshall’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Marshall’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary, other accrued compensation and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason. If Mr. Marshall’s employment is terminated without cause, or by Mr. Marshall for good reason, we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) we would be obligated to pay a severance payment of 12 months of his base salary in effect on the termination date; and (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of such a termination event, his right to purchase shares of common stock pursuant to any stock option shall immediately fully vest and become exercisable, and the exercise period in which he may exercise his options shall be extended to the duration of their original term.

Change of Control. The benefits Mr. Marshall would receive upon termination without cause or for good reason shall not be adversely affected in the event of a change of control.

Employee Covenants. In his employment agreement, Mr. Marshall agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Marshall also agreed, during the term of the agreement and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Marshall agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

Jan C. Wendenburg

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Wendenburg’s employment is terminated as a result of his death, Mr. Wendenburg or his estate, as applicable, would receive any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Wendenburg’s employment is terminated as a result of disability, Mr. Wendenburg or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; and (b) a payment equal to 50% of his base salary in effect on the termination date and (c) the proceeds of any company-paid disability insurance policy, if any. Further, in the event of a termination due to his death or disability, Mr. Wendenburg’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Wendenburg’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination shall be deemed to have expired as of such date.

Without Cause or for Non-Renewal. If Mr. Wendenburg’s employment is terminated without cause or if we determine not to renew the agreement, Mr. Wendenburg would receive (i) all compensation accrued but not paid as of the termination date and (ii) a severance payment of amount equal to his base salary in effect at the time of termination for a period of one year from the date of termination, payable in twelve equal monthly installments, unless Mr. Wendenburg elects to receive a lump-sum payment.

Employee Covenants. In his employment agreement, Mr. Wendenburg agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Wendenburg also agreed, during the term of the agreement and for a period of one year thereafter, to not (i) solicit or induce any employee of us to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us. For the duration of the one year post-contractual restriction of competition, Mr. Wendenburg shall be entitled to compensation amounting to 50 % of his base salary in effect at the time of termination; provided, however, such non-competition compensation shall be credited towards the severance payment payable to Mr. Wendenburg following termination of his employment. In accordance with the requirements of German law, in the event of the “extraordinary termination” of the service relationship for “important reasons”, the party terminating the relationship shall have the right to terminate the post-contractual non-competition covenant, in which event we will have no further obligation to pay the non-competition compensation.

2000 Stock Option Plan

Corporate Transactions. Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the 2000 Plan, but subject to any determination by our board of directors to provide otherwise, each outstanding option shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby and shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by our stockholders of an approved transaction; (b) a control purchase; or (c) a board change, as each such term is defined in the 2000 Plan.

Termination of Employment. If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by in an award agreement, if a grantee’s employment or service terminates on account of death or disability, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution. Except as otherwise provided by the committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

Termination Scenario Summary Tables

The amounts shown in the tables below assume that the noted triggering event occurred on June 30, 2009. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (without cause or following change-in-control)

Year Ended June 30, 2009 (1)

	Termination Without Cause (2)				Termination Following Change-in-Control (2)
Name	Cash Payments ($) (3)	Estimated value of continued benefits ($) (4)	Estimated value of accelerated equity awards ($) (5)	Total ($)	Cash Payments ($) (3)	Estimated value of continued benefits ($) (4)	Estimated value of accelerated equity awards ($) (5)	Estimated tax gross-up payment ($)	Total ($)

O’Connell Benjamin	$290,000	$—	$37,000	$327,000	$290,000	$—	$37,000	$—	$327,000

William A. Marshall	$260,000	$12,000	$15,000	$287,000	$260,000	$12,000	$15,000	$—	$287,000

Jan C. Wendenburg	$288,000	$—	$—	$288,000	$288,000	$—	$—	$—	$288,000

(1)	This table provides information for each continuing Named Executive Officer. All references to base salary and annual target bonus refer to the amounts described above under “Employment Agreements with Named Executive Officers.” Amounts in the table are rounded.
(2)

If we terminate the executive without cause, or the executive resigns for good reason as defined in his executive employment agreement (as described above), the executive will be entitled to receive the compensation as shown in the table. These amounts will also apply if the executive is terminated or resigns for good reason in connection with a change-in-control.

(3)	Cash payments to Mr. Benjamin, Mr. Marshall and Mr. Wendenburg consist of base salary for one year following termination. The amount due to Mr. Wendenburg is payable in Euros and is converted to U.S. dollars at an average exchange rate of 0.7292 for the fiscal year ended June 30, 2009.
(4)	The estimated value of continued health and related benefits in effect on the termination date for a period of 12 months.
(5)	Estimated value of accelerated vesting of stock options represents the expense as calculated in accordance with FASB ASC Topic 718.

Potential Payments on Disability or Death

Year Ended June 30, 2009

	Disability (1)				Death
Name	Cash Payments (includes severance and bonus) ($)	Estimated value of continued benefits ($)	Estimated value of accelerated equity awards ($)	Total ($)	Cash Payments (includes severance and bonus) ($)	Estimated value of continued benefits ($)	Estimated value of accelerated equity awards ($)	Total ($)
O’Connell Benjamin	$290,000	$—	$—	$290,000	$—	$—	$—	$—

William A. Marshall	$260,000	$12,000	$—	$272,000	$—	$—	$—	$—

Jan C. Wendenburg	$144,000	$—	$—	$144,000	$—	$—	$—	$—

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of three consecutive months as determined by a medical professional, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, the executive will be entitled to the compensation shown in the table.

Report of the Management Resources and Compensation Committee

The following report has been submitted by the Management Resources and Compensation Committee of the board of directors:

The Management Resources and Compensation Committee of the board of directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Management Resources and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the SEC.

The foregoing report was submitted by the Management Resources and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934.

J. Edward Sheridan, Chair

Ranjit C. Singh

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, Messrs. Sheridan, Singh and Silverman are the members of this committee. During the fiscal year ended June 30, 2009, none of the members of the Management Resources and Compensation Committee (a) was an officer or employee of Authentidate during the last fiscal year; (b) was formerly an officer of Authentidate or any of its subsidiaries; or (c) had any relationship with Authentidate requiring disclosure under Item 404 of Regulation S-K.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2009 which consist of the 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended, Information concerning each of the aforementioned plans is set forth below following the caption “Shareholder Approved Option Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Stockholders	4,493,000	(1)	$3.47	4,441,000	(2)
Equity Compensation Plans Not Approved by Stockholders	150,000	(3)	0.39	N/A

Total	4,643,000		$3.37	4,441,000

(1)	Includes 470,000 options issued pursuant to our 2001 Director Plan, as amended; and 3,648,000 options issued to employees pursuant to our 2000 Plan, as amended; and 375,000 options issued to a consultant but does not include 50,000 options granted under our 2001 Director Plan on September 1, 2009 or 500,000 options granted under our 2001 Director Plan to J. David Luce on August 6, 2009.
(2)	Consists of 4,341,000 options available for issuance pursuant to our 2000 Plan, as amended, and assumes the issuance of 100,000 options pursuant to our 2001 Director Plan, as amended, according to the following analysis. The 2001 Director Plan does not provide for a cap on the aggregate number of options which may be granted thereunder. All option grants under the 2001 Director Plan are non-discretionary; each non-employee director receives an option to purchase 10,000 shares of our common stock each September 1, pro rata, based on the length of such directors service during the preceding year. Accordingly, if the number and identity of our non-employee directors remains constant over the remaining life of the 2001 Director Plan, we would issue a total of 100,000 options to our non-employee directors under the 2001 Director Plan, which number includes a total of 50,000 options granted on September 1, 2009 pursuant to the 2001 Director Plan.
(3)	See Note 10 of the Notes to our Consolidated Financial Statements included in the Annual Report on Form 10-K for information related to common stock purchase warrants issued to certain consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation and Related Information”

On January 9, 2006, we entered into a termination agreement and a separate consulting agreement with John J. Waters, who was then serving as our Executive Vice President—Chief Administrative Officer and a member of our board of directors. Pursuant to the termination agreement, Mr. Waters relinquished his employment position in favor of a consulting relationship, effective as of January 1, 2006. We agreed to pay and/or provide to Mr. Waters (a) an amount of approximately $350,000, in accordance with the terms and conditions of the consulting agreement; (b) an amount of $5,000 for attorneys’ fees; and (c) the accelerated vesting of all options granted to him, along with the continuation of the exercise period for the duration of their original term. Mr. Waters continues to serve on our board of directors. Prior to that time, Mr. Waters’ compensation was set forth in an employment agreement which included the following terms: (a) base salary of $275,000, (b) annual discretionary bonus potential of up to 50% of base salary, (c) grant of options to purchase 300,000 shares of the common stock at an exercise price of $5.85, subject to vesting requirements as follows: 75,000 options vested on the date of grant, 18,750 vested on the one-month anniversary of the date of grant and the remainder shall vest in equal amounts of 9,375 on a monthly basis, (d) payment equal to the greater of his base salary to the termination date or a severance payment equal to six months of his base salary in effect as of the termination date, in the event of the termination of Mr. Waters’ employment by us without “cause” or by Mr. Waters for “good reason,” as those terms are defined in his employment agreement.

On November 26, 2007, our board of directors appointed Mr. O’Connell Benjamin to the office of President, effective immediately. Mr. Benjamin’s appointment filled one of the positions formerly held by Mr. Suren Pai, who ceased serving as our President and Chief Executive Officer as of such date. Pursuant to the employment agreement we had with Mr. Pai, in connection with the cessation of his employment with Authentidate, Mr. Pai was entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to the sum of (i) 12 months of the greater of (A) his base salary in effect on the termination date and (B) the highest base salary in effect at any time during the ninety (90) day period to the date of termination; and (ii) an additional severance payment of $187,500; and (c) continued participation in Authentidate’s benefit plans through the end of the month of the one-year anniversary of the termination of his employment. In addition, pursuant to his employment agreement, the options we granted Mr. Pai under such employment agreement which vested as of the date of termination, plus 200,000 options, are deemed vested and exercisable for two years from the date of termination.

On March 31, 2009, we entered into an agreement with CCM Master Qualified Fund, Ltd. (“CCM”), a holder of in excess of 5% of our outstanding common stock to repurchase 547,000 shares of common stock held by CCM for an aggregate purchase price of $147,690. In addition, four of our officers and directors executed similar agreements with CCM whereby such persons purchased an aggregate of 990,000 shares of our common stock for an aggregate purchase price of $272,250. The shares acquired by the company’s affiliates are as follows: O’Connell Benjamin—185,000 shares, William Marshall—185,000 shares, John J. Waters—370,000 shares, and J. David Luce, through an affiliated entity— 250,000 shares. These transactions were privately negotiated transactions among CCM, the company and the other purchasers.

On August 6, 2009, the board of directors agreed to award options to purchase 500,000 shares of common stock to Mr. J. David Luce, a member of the board of directors as a fee for services rendered in connection with our Express MD Solutions joint venture (the “Joint Venture”). The options were awarded under our 2000 Plan and are exercisable for a period of ten years at a per share exercise price of $2.00, subject to vesting conditions.

The options will vest solely in the event that the Joint Venture (or a successor) achieves revenues in the aggregate amount of at least $5,000,000 prior to the second anniversary of the option grant date (the “Target Date”). In the event such metric is achieved, 250,000 options will vest 61 days after such event. The remaining options will vest only if the Joint Venture (or a successor) achieves revenues in the aggregate amount of $10,000,000 prior to the Target Date. Due to the this arrangement, the company’s board determined that Mr. Luce no longer satisfies the criteria for independence under the applicable rules of the Nasdaq Stock Market and accordingly, Mr. Luce resigned from his membership on the company’s Management Resources and Compensation Committee and Nominating and Corporate Governance Committee immediately prior to the board’s consideration of this matter. Mr. Luce, however, continues to serve as a member of the company’s board of directors.

On September 23, 2009, the company entered into a Standby Commitment (the “Commitment”) with an accredited investor (the “Lender”) pursuant to which the Lender agreed to purchase senior secured convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of up to $3,000,000 (the “Total Commitment Amount”). During the 12-month commitment term, upon at least 30 days’ written notice by the company, the Lender will purchase Convertible Debentures in the aggregate principal amount specified in such notice. In the event Convertible Debentures are sold, the company would also issue the Lender 13,333 common stock purchase warrants for each $100,000 of Convertible Debentures sold (the “Warrants”). In addition, the company issued an additional 400,000 Warrants to the Lenders in consideration of the commitment to provide the financing. Such warrants are exercisable for a period of five years at an exercise price of $1.20 per share. The Commitment provided that if the company raised capital or received proceeds from this sale of certain assets during the commitment term, the amount of available borrowings under the Commitment would be reduced by such amounts. Accordingly, following the completion of our registered direct offering in December 2009 and the subsequent exercise of $500,000 of common stock purchase warrants originally issued in such financing, the Standby Commitment automatically terminated in accordance with its terms. No convertible debentures were sold under this arrangement. The Lender is an entity affiliated with Mr. Douglas Luce, who is a brother of Mr. J. David Luce, a member of the company’s board of directors.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which, other than Mr. Waters, are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire board of directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our board of directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our board of directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our board of directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a stockholder. Our board of directors consults with legal counsel to ensure that our board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules.

Our board of directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that currently, each of our directors, other than J. David Luce, are independent directors under the applicable guidelines noted above. Our board of directors currently has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. All of the members of our Audit Committee meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations. All of the members of our Management Resources and Compensation Committee and our Nominating and Corporate Governance Committee satisfy the applicable independence standards.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are Authentidate’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were 38,427,837 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by Authentidate to be the beneficial owner of more than five percent of its common stock. Shares of common stock subject to options exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
Common	O’Connell Benjamin c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	543,612	(1)	1.4%

Common	J. Edward Sheridan c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	80,000	(2)	*

Common	Charles C. Johnston c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	192,262	(3)	*

Common	J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	1,248,613	(4)	3.2%

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
Common	Ranjit C. Singh c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	136,756	(5)	*

Common	John J. Waters c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	593,053	(6)	1.5%

Common	Harry J. Silverman c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	80,100	(7)	*

Common	William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	580,834	(8)	1.5%

Common	Jan C. Wendenburg c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	224,224	(9)	*

	Directors/Executive Officers as a group (1)(2)(3)(4)(5)(6)(7)(8)(9)	3,679,454		9.6%

(++)	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
#	Based on our outstanding shares of common stock as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.
(1)	Includes vested options to purchase 358,612 shares of common stock and excludes unvested options to purchase 109,721 shares of common stock.
(2)	Includes vested options to purchase 80,000 shares of common stock.
(3)	Includes vested options to purchase 80,000 shares of common stock and 53,692 shares of common stock held by J&C Resources, LLC. Excludes 26,631 shares of common stock owned by CCJ Trust and 20,000 shares of common stock owned by FILIT Trust.
(4)	Includes vested options to purchase 87,500 shares of common stock. Includes 1,077,754 shares of common stock owned by Duke 83, LLC. Excludes unvested options to purchase 500,000 shares of common stock.
(5)	Includes vested options to purchase 87,500 shares of common stock.
(6)	Includes vested options to purchase 30,000 shares of common stock and 17,000 shares of common stock owned by Mr. Waters’ spouse.
(7)	Includes vested options to purchase 40,000 shares of common stock.
(8)	Includes vested options to purchase 345,834 shares of common stock and excludes unvested options to purchase 4,166 shares of common stock.
(9)	Includes vested options to purchase 220,834 shares of common stock and excludes unvested options to purchase 4,166 shares of common stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on February 18, 2011. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on December 13, 2010.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on February 26, 2011 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on February 26, 2011.

ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2009 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO CHIEF FINANCIAL OFFICER, AUTHENTIDATE HOLDING CORP., CONNELL CORPORATE CENTER, 300 CONNELL DRIVE, 5TH FLOOR, BERKELEY HEIGHTS, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the annual meeting of stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia, Secretary

April 14, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

Exhibit A

2010 EMPLOYEE STOCK OPTION PLAN

OF

AUTHENTIDATE HOLDING CORP.

Adopted                     , 2010

l.	PURPOSE OF THE PLAN

This Employee Stock Option Plan (the “Plan”) is intended as a performance incentive for officers, employees, consultants and other key persons of AUTHENTIDATE HOLDING CORP. (the “Company”) or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the “Optionees”) to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of “incentive stock options” (“Incentive Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“Nonqualified Options”). The term “Subsidiaries” includes any corporations in which stock possessing fifty percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.	ELIGIBILITY

(a) Incentive Options may be granted only to officers or other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also full-time employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board of Directors of the Company or its Subsidiaries (other than Directors serving on the Option Committee), and to consultants and other key persons who provide services to the Company or its Subsidiaries, and members of any scientific or other advisory boards of the Company or otherwise (regardless of whether they are also employees).

(b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for stock subject to such option is at least 110% of the fair market value of such stock at the time of the grant and (ii) the option by its terms is not exercisable more than 5 years from the date of grant thereof.

(c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

(d) The granting of an option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan.

3.	STOCK SUBJECT TO THE PLAN

(a) The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company’s authorized but unissued common stock, par value $.001 per share (the “Common Stock”). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 10,000,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 7 hereof.

(b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

4.	ADMINISTRATION

(a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an “incentive stock option” under the Code, such option shall be deemed to be a Nonqualified Option.

(b) The Plan shall be administered by the Board of Directors or by a committee (the “Option Committee”) of not less than two directors of the Company appointed by the Board of Directors of the Company (the “Board of Directors”) for such term as the Board of Directors may determine. The Board of Directors may, from time to time, remove members from, or add members to, the Option Committee. The administrator of the Plan shall hereinafter be referred to as the “Plan Administrator”. In the event that the Plan Administrator is an Option Committee of the Board of Directors, none of the members of such Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a “disinterested person” as that term is defined and interpreted pursuant to Rule 16b-3(c)(2) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Action by the Option Committee shall require the affirmative vote of a majority of all its members. In the event that the Plan Administrator is the Board of Directors, and a member of the Board of Directors may be eligible, subject to the restrictions in Section 4, to participate in or receive or hold options under the Plan, no member of the Board of Directors or the Option Committee shall vote with respect to the granting of options hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under the Plan to a director for his or her services as such shall be approved by the full Board of Directors.

With respect to grants made under the Plan to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

(c) Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

(i) To determine from time to time the options to be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options granted under the Plan to such persons;

(ii) To construe and interpret the Plan and grants thereunder and in its discretion have the authority: (A) to determine, upon review of relevant information, the fair market value of the Common Stock; (B) to determine the exercise price per share of stock options to be granted; (C) to determine the eligible participants to whom, and time or times at which, options shall be granted and the number of shares to be issuable upon exercise of each stock option; (D) to construe and interpret the Plan; (E) to prescribe, amend and rescind rules and regulations relating to the Plan; (F) to determine the terms and provisions of each grant (which need not be identical); and (G) to make all other determinations necessary to or advisable for the administration of the Plan. Notwithstanding the foregoing, in the event any employee of the Company or any of its Subsidiaries granted an option under the Plan is, at the time of such grant, a member of the Board of Directors of the Company, the grant of such grant shall, in the event the Board of Directors at the time such option is granted is not deemed to satisfy the requirement of Rule 16b-3(b)(2)(i) or (ii) promulgated under the Act, be subject to the approval of an auxiliary committee consisting of not less than two persons who qualify as “disinterested persons” within the meaning of Rule 16b-3(d)(3) promulgated under the Act. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Company and the Optionees; and

(iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

5.	DURATION OF THE PLAN

The Plan shall become effective upon the approval of the requisite vote of the stockholders of the Company, and upon the approvals, if required, of any other public authorities. The Plan shall remain in effect for a term of ten (l0) years from the date of adoption by the Board unless sooner terminated under Section 15 hereof. Notwithstanding any of the foregoing to the contrary, the Board of Directors (but not the Committee) shall have the authority to amend the Plan pursuant to Section 15 hereof; provided, however, that Awards already made shall remain in full force and effect as if the Plan had not been amended or terminated.

6.	OPTIONS

Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Plan Administrator shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

(a) Expiration; Termination of Employment. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted. Except as otherwise determined by the Plan Administrator, either at the time an Option is granted or subsequent thereto, the following provisions shall govern the effect of an option holder’s termination of employment. In the event that an option holder ceases to be an officer, employee, consultant, advisory board member, or director of the Company or of any of its Subsidiaries for any reason other than permanent disability (as determined by the Board of Directors) and death, any option, including any exercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the option holder ceased to be so employed, but in no event after the expiration of the exercise period; provided, however, that, if the Board of Directors shall determine that an option holder shall have been discharged for cause, options granted and not yet exercised shall terminate immediately and be null and void as of the date of discharge. In the event of the death of an option holder during this three month period, the option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the option holder could have exercised the option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an option holder while an officer, employee, consultant, advisory board member or director of the Company or of any Subsidiary, any option granted to such person shall be exercisable for twelve (12) months after the date of permanent disability; but in no event after the expiration of the exercise period; provided that such option shall have previously vested (in whole or in part) prior to the date of such permanent disability and the exercise of such option is in no event made after the expiration of the option exercise period otherwise provided for. In the event of the death of an option holder while an officer, employee, consultant, advisory board member or director of the Company or any of its Subsidiaries, or during the twelve (12) month period after the date of permanent disability of the option holder, that portion of the option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of the death of the option holder, but in no event after the expiration of the exercise period. Except as the Option Committee shall provide otherwise, in the event an option holder ceases to be an officer, employee, consultant, advisory board member or director of the Company or of any Subsidiary for any reason, including death, prior to the lapse of the waiting period, his or her option shall terminate and be null and void.

(b) Exercise. At the time an option is granted, the Board of Directors will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the option may first be purchased. (The period from the date of grant of an option until the date on which such option may first be exercised, if not immediately exercisable, is referred to herein as the “waiting period.”) At the time an option is granted, the Board of Directors shall fix the period within which it may be exercised which shall not be less than one (l) year nor more than ten (l0) years from the date of grant. (Any of such periods is referred to herein as the “exercise period”). Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Option Committee. The minimum number of shares with respect to which an option may be exercised at any one time shall be one hundred (100) shares, or such lesser number as is subject to exercise under the option at the time. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

(c) Method of Exercise and Payment of Purchase Price

(i) Any option granted under the Plan may be exercised by the Optionee in whole or, subject to Section 6(b) hereof, in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the “Notice”).

(ii) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (A) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the “Total Option Price”); (B) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 6(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (C) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (C). Notwithstanding the foregoing, shares of Common Stock used in payment of the exercise price of an incentive option must have been held by the Optionee for a minimum of six months prior to exercise.

(iii) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of any option will be contingent upon the Company’s receipt of the Total Option Price and of any written representations from the Optionee required by the Option Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

(d) Purchase Price. The purchase price per share of Common Stock subject to each option shall be determined by the Plan Administrator; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. The option price, which shall be approved by the Board of Directors, shall in no event be less than one hundred percent (l00%) in the case of ISOs, and eighty-five percent (85%) in the case of other options, of the fair market value of the Company’s Common Stock at the time the option is granted. Subject to the preceding sentence, in the case of a Non-Qualified Option, the purchase price per share of Common Stock subject to such Non-Qualified Option shall be such price as determined by the Plan Administrator. For the purposes of the Plan, the fair market value of the Common stock shall be determined in good faith by the Plan Administrator; provided (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System (“NMS”), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the per share closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock or (iv) if no such quotes are available, the fair market value as determined by the Board of Directors.

(e) Incentive Treatment. The option agreement shall specify the total number of shares to which it pertains and whether such options are ISOs or are not ISOs. With respect to ISOs granted under the Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by such employee during any calendar year shall not exceed $l00,000 under all plans of the employer corporation or its Parent or Subsidiaries.

(f) Purchase for Investment. The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, represent and agree that any and all shares of Common Stock purchased pursuant to such option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option. This Section 6(f) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted.

(g) Other Provisions. Each option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

7.	ADJUSTMENT UPON CHANGES IN CAPITALIZATION

(a) If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

(b) Adjustments under this Section 7 shall be determined by the Plan Administrator and such determinations shall be conclusive. The Plan Administrator shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.	ACCELERATION

(a) Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the Plan, but subject to any determination by the Board of Directors or Committee to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding option granted under the Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

(b) For purposes of this Section 8:

(i) An “Approved Transaction” shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

(ii) A “Control Purchase” shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act, corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the “beneficial owner” (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company’s securities).

(iii) A “Board Change” shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

9.	CONTINUATION OF RELATIONSHIP; LEAVE OF ABSENCE

(a) Nothing in the Plan or any Award made hereunder shall interfere with or limit in any way, the right of the Company or of any Subsidiary to terminate any Eligible Participant’s employment at any time, nor confer upon any Eligible Participant any right to continue any such relationship with the Company or Subsidiary.

(b) For purposes of the Plan, a transfer of a recipient of options hereunder from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or a leave of absence duly authorized by the Company shall not be deemed a termination of employment or a break in the incentive, waiting or exercise period, as the case may be. In the case of any employee on an approved leave of absence, the Board of Directors may make such provisions with respect to continuance of stock rights, options or restricted shares previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.

l0.	GENERAL RESTRICTION

Each Award made under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its sole and subjective discretion, that the registration, qualification or listing of the shares subject to such Award upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of such Award, the Company shall not be required to issue such shares unless such registration, qualification, listing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Nothing in the Plan or any agreement or grant hereunder shall obligate the Company to effect any such registration, qualification or listing.

11.	RIGHTS OF OPTIONEES

No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the

Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. No adjustment shall be made for the dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12.	NONTRANSFERABILITY OF OPTIONS

During a Participant’s lifetime, an option may be exercisable only by the Participant and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, if applicable, the Plan Administrator may permit a recipient of a Nonqualified Option to (i) designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death or (ii) transfer a Nonqualified Option. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy of any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

13.	WITHHOLDING TAXES

(a) Payment by Participant. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includable in the gross income of the participant for federal income tax purposes (the “Tax Date”), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

(b) Payment in Shares. An Optionee may request permission to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due. The following additional restrictions shall apply:

(A) the election to satisfy tax withholding obligations in the manner permitted by this Section 11(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the Tax Date;

(B) such election shall be irrevocable;

(C) such election shall be subject to the approval of the Board of Directors, which approval may be withheld in its absolute discretion; and

(D) such election shall not be made within six months of the date of grant of the option.

l4.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board of Directors nor any provision of the Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation agreements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval and the limitation that, except as provided in Sections 6, 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a) increase the number of shares of Common Stock as to which options may be granted under the Plan;

(b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

(c) change the minimum option exercise price;

(d) increase the maximum term of options provided herein; or

(e) otherwise materially increase the benefits accruing to participants under the Plan.

Except as provided in Sections 5, 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new options in exchange for the surrender and cancellation of any or all outstanding options.

16.	LIMITATIONS ON EXERCISE.

Notwithstanding anything to the contrary contained in the Plan, any agreement evidencing any Award hereunder may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock received by the holder from the Company.

17.	GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

(a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

(b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

(c) Transactions under the Plan are intended to comply with Rule 16b-3 or any successor rule thereto promulgated under the Act. Any provision of the Plan or of any option agreement inconsistent with such compliance shall be inoperative and shall not affect the validity of the Plan or the availability of any exemption from Section 16(b) of the Act.

18.	EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

The Plan shall become effective upon the date that it is approved by the Company’s Board of Directors, provided that the Plan is subject to the approval of the Plan by the Company’s stockholders on or before the first anniversary of the date that the Plan is approved by the Company’s Board of Directors. Options may be granted prior to such stockholder approvals, provided that no option granted under the Plan may be exercised until such stockholder approvals are obtained, and if such approvals are not obtained within such 12 month period, the Plan and all outstanding options shall terminate and be null and void.

AUTHENTIDATE HOLDING CORP.

VOTE BY INTERNET OR TELEPHONE QUICK ««« EASY ««« IMMEDIATE

As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submit ted electronically over the Internet or by telephone must be received by 7 :00 p.m., Eastern Time, on May 18, 2010.

	OR		OR
Vote Your Proxy on the Internet:		Vote Your Proxy by Phone: Call 1 (866) 894-0537		Vote Your Proxy by mail:
Go to www .continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

				FOR	AGAINST	ABSTAIN
I. ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ALL ☐	WITHHOLD AUTHORITY ☐	II. ADOPTION OF THE 2010 EMPLOYEE STOCK OPTION PLAN.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
(01) J. Edward Sheridan, (04) Ranjit C. Singh, and (02) J. David Luce (05) Harry J. Silverman (03) John J. Waters			II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

Label Area 4” x 1 1/2”				COMPANY ID:
PRINT AUTHORIZATION	(THIS BOXED AREA DOES NOT PRINT)		UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS
To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.				PROXY NUMBER:
SIGNATURE:	DATE:	TIME:
Registered Quantity	Broker Quantity			ACCOUNT NUMBER:
Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

Signature	Signature	Date	, 2010.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing a s attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 19, 2010

This proxy statement and our 2 010 Annual Report to Stockholders are available at http://www.cstproxy.com/authentidate/2010

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints J. Edward Sheridan as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on April 6, 2010 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on May 19, 2010 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)